                                                                   Exhibit 10.1

             (Contract Period January 1, 2001 to December 31, 2001)

         Contract With Eligible Medicare+Choice Organization Pursuant to
     sections 1851 through 1859 of the Social Security Act for the operation of a Medicare+Choice coordinated care plan(s)

                              CONTRACT (P________)

                                     Between

     Health Care Financing Administration (hereinafter referred to as HCFA)

                                       and

                (hereinafter referred to as the M+C Organization)

HCFA and the M+C  Organization,  an entity  which has been  determined  to be an eligible  Medicare+Choice  Organization by the  Administrator of the Health Care
Financing  Administration  under 42 CFR 422.501,  agree to the following for the purposes of sections 1851 through 1859 of the Social  Security Act  (hereinafter referred to as the Act):

(NOTE:  Citations  indicated in brackets are placed in the text of this contract to note  the  authority  for  certain  contract  provisions  in the  regulations promulgated  pursuant to the Balanced Budget Act of 1997. All references to part
422 are to 42 CFR part 422.)

                                    Article I

                                Term of Contract

A.   Term: The term of this contract shall be from January 1, 2001 through
     December 31, 2001.
     [422.504]

                                   Article II

                              Coordinated Care Plan

The  Medicare+Choice  Organization  agrees to operate coordinated care plans (as defined in 42 CFR Section  422.4(a)(1))  as  described  in  Attachment D to this contract in compliance  with the  requirements  of this contract and  applicable
Federal  statutes,  regulations,  and  policies.  This  contract  is  deemed  to incorporate  any changes that are required by statute to be  implemented  during the  term of the  contract  and any  regulations  or  policies  implementing  or interpreting  such  statutory  provisions.  However,  any  regulations or policy statements issued by HCFA after July 1, 2000 for which implementation during the contract  year is not  required  by statute  or in  connection  with  litigation challenging HCFA policies, and which create significant new operational costs of which the M+C  Organization  did not have reasonable  notice prior to such date, shall not become effective before January 1, 2002. HCFA retains the authority to issue,  with an  effective  date during the term of this  contract,  policies to implement  the  statutory  requirement  that  M+C  Organizations  provide  their enrollees  those items and  services  for which  benefits  are  available  under
Medicare  Parts  A and B.  Clarifications  or  explanations  of M+C  operational requirements  issued  prior to July 1, 2000 are not  considered  to  create  new operational costs of which the M+C organization did not have notice.

                                   Article III

            Functions To Be Performed By Medicare+Choice Organization

A.  PROVISION OF BENEFITS

The M+C  Organization  agrees to provide  enrollees in each of its M+C plans the basic benefits as required under Section 422.101 and, to the extent  applicable, supplemental  benefits  under  Section  422.102  and as  established  in the M+C
Organization's  adjusted  community rate (ACR) proposal as approved by HCFA. The
M+C  Organization  agrees to provide  access to such benefits as required  under subpart C in a manner  consistent with  professionally  recognized  standards of health care and  according to the access  standards  stated in Section  422.112.
[422.502(a)(3)]

B.   ENROLLMENT REQUIREMENTS

1. The M+C  Organization  agrees to accept  new  enrollments,  make  enrollments
effective,    process   voluntary   disenrollments,    and   limit   involuntary
disenrollments, as provided in subpart B of part 422.

2. The M+C  Organization  shall comply with the  provisions  of Section  422.110
concerning   prohibitions  against  discrimination  in  beneficiary  enrollment.
[422.502(a)(2)]

C.   BENEFICIARY PROTECTIONS

1. The  Medicare+Choice  Organization  agrees to comply with all requirements in subpart  M of  part  422  governing  coverage  determinations,  grievances,  and appeals. [422.502(a)(7)]

2. The  Medicare+Choice  Organization  agrees to comply with the confidentiality and enrollee record accuracy requirements in Section 422.118.

3. Beneficiary Financial Protection. The M+C Organization agrees to comply with the following requirements:

     (a) Each M+C Organization must adopt and maintain arrangements satisfactory to HCFA to protect its  enrollees  from  incurring  liability for payment of any fees  that  are the  legal  obligation  of the M+C  Organization.  To meet  this requirement the M+C Organization must--

     (i)  Ensure  that  all  contractual  or  other  written  arrangements  with providers  prohibit the  Organization's  providers from holding any  beneficiary enrollee liable for payment of any fees that are the legal obligation of the M+C
Organization; and

     (ii)  Indemnify the  beneficiary  enrollee for payment of any fees that are the legal obligation of the M+C Organization for services furnished by providers that do not contract,  or that have not otherwise entered into an agreement with the M+C  Organization,  to provide  services to the  organization's  beneficiary enrollees. [422.502(g)(1)]

     (b) The M+C  Organization  must provide for continuation of enrollee health care benefits-

     (i) For all  enrollees,  for the duration of the contract  period for which
HCFA payments have been made; and

     (ii) For enrollees who are  hospitalized on the date its contract with HCFA terminates,  or, in the event of an  insolvency,  through the date of discharge.
[422.502(g)(2)]

     (c) In  meeting  the  requirements  of this  section  (C),  other  than the provider contract requirements specified in paragraph (C)(3)(a) of this Article, the M+C Organization may use--

     (i) Contractual arrangements;

     (ii) Insurance acceptable to HCFA;

     (iii) Financial reserves acceptable to HCFA; or

     (iv) Any other arrangement acceptable to HCFA. [422.502(g)(3)]

D.   PROVIDER PROTECTIONS

1.  The  M+C  Organization   agrees  to  comply  with  all  applicable  provider
requirements  in  subpart  E  of  part  422,  including  provider  certification
requirements,   anti-discrimination  requirements,  provider  participation  and consultation requirements, the prohibition on interference with provider advice, limits on provider  indemnification,  rules governing payments to providers, and limits on physician incentive plans. [422.502(a)(6)]

2. Prompt Payment.

     (a) The M+C  Organization  must pay 95 percent of the "clean claims" within
30 days of  receipt  if they  are  claims  for  covered  services  that  are not furnished under a written agreement between the organization and the provider.

     (i) The M+C  Organization  must pay  interest on clean  claims that are not paid within 30 days in accordance with sections  1816(c)(2)(B) and 1842(c)(2)(B)
of the Act.

     (ii) All other  claims must be approved or denied  within 60 calendar  days from the date of the request. [422.520(a)]

     (b) Contracts or other written  agreements between the M+C Organization and its providers  must contain a prompt payment  provision,  the terms of which are developed and agreed to by both the M+C Organization and the relevant  provider.
[422.520(b)]

     (c) If HCFA  determines,  after giving notice and  opportunity for hearing, that the M+C  Organization  has  failed  to make  payments  in  accordance  with paragraph (2)(a) of this section, HCFA may provide--

     (i) For direct payment of the sums owed to providers; and

     (ii) For appropriate  reduction in the amounts that would otherwise be paid to the M+C  Organization,  to reflect the amounts of the direct payments and the cost of making those payments.[422.520(c)]

E. QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PROGRAM

     1. The M+C Organization agrees to operate an ongoing quality assessment and performance improvement program (as stated in 422.154 of subpart D). The quality assurance  program  must  incorporate  and meet  the  standards  and  guidelines outlined in the Quality Improvement System for Managed Care (QISMC)Standards and
Guidelines.

     2.  Quality  Assessment  and  Performance  Improvement  Projects:  The  M+C
Organization agrees to:

     (a) conduct quality assessment and performance  improvement (QAPI) projects as directed  annually by HCFA.  These  projects  must be  outcomes-oriented  and targeted at achieving demonstrable, sustained improvement in significant aspects of  specified  clinical and  non-clinical  areas which can be expected to have a favorable  effect on enrollees'  health  outcomes and  satisfaction.  HCFA shall
establish  the  obligations  of  the  M+C   Organization   for  the  number  and
distribution of projects among the required  clinical and non-clinical  areas as identified in section (E)(2)(c) of this Article.

     (b) In those years when HCFA establishes a national improvement project for the  Medicare+Choice  program,  the  M+C  Organization  may  participate  in the
HCFA-sponsored  national  QAPI  initiative  or  substitute  a  similarly-focused project of their own design.

     (c) QAPI project focus areas must be  representative of the entire spectrum of clinical and non-clinical care areas associated with a plan.

     (i) The clinical areas include:

     (aa) prevention and care of acute and chronic conditions

     (bb) high-volume services

     (cc) high-risk services

     (dd) continuity and coordination of care

     (ii) The non-clinical areas include:

     (aa) appeals, grievances and other complaints

     (bb) access to, and availability of services (such as culturally competent care).

     (d) For each QAPI project, the M+C Organization must:

     (i) use quality  indicators that are objective,  clearly and  unambiguously defined, and based on current clinical knowledge or health services research;

     (ii) assure that those quality indicators are capable of measuring outcomes such as changes in health and functional status, enrollee satisfaction, or valid proxies of those outcomes;

     (iii) assess performance on selected  indicators using systematic  on-going collection and analysis of valid, reliable data;

     (iv) perform ongoing measurement of performance:

     (aa) The M+C  Organization  must  measure  and  report to HCFA  performance achieved under the project,  utilizing standard measures.  The standard measures required  by HCFA  during  the  term  of this  contract  will  be  uniform  data collection  and reporting  instruments,  to include the Health Plan and Employer
Data Information Set (HEDIS),  Consumer  Assessment of Health Plan  Satisfaction
(CAHPS) survey, and Health Outcomes Survey (HOS).

     (bb) These measures must address clinical areas, including effectiveness of care,  enrollee  perception of care and use of services;  and non-clinical areas including  access to and availability of services,  appeals and grievances,  and organizational characteristics. [422.152(c)(1)&(2)].

     (v) conduct system interventions, including the adoption and/or revision of practice guidelines;

     (vi) improve performance; and

     (vii) perform systematic follow-up on the effect of the interventions
[422.152(d)]

3.  Utilization  Review:  If the M+C  Organization  uses written  protocols  for utilization review, those policies and procedures must reflect current standards
of  medical   practice  in   processing   requests   for  initial  or  continued
authorization of  services.[422.152(b)(3)].  The M+C Organization must also have in effect  mechanisms to detect both  underutilization  and  overutilization  of services.[422.152(b)(4)].

4. Information Systems:

     (a) The M+C Organization must make available to HCFA information on quality and outcomes measures that will enable  beneficiaries to compare health coverage
options  and  select   among  them,   as  provided  in  Section   422.64(c)(10).
[422.152(b)(5)].

     (b) The M+C Organization must maintain a health information system that:

     (i) collects,  analyzes and  integrates the data necessary to implement its quality assessment and performance improvement program, and

     (ii) assures  that the  information  entered into the system  (particularly that received from providers) is reliable and complete.

     (c)  The  M+C  Organization   must  make  all  collected  data,   including
information  on  quality  and  outcome  measures,  available  to HCFA to  enable beneficiaries  to compare  health  coverage  options and select  among them,  as provided in Section 422.64(c)(10). [422.152(b)(5)]

5.  External  Review:  The  M+C  Organization  will  have an  agreement  with an independent quality review and improvement  organization  (review  organization)
approved by HCFA. [422.154(a)]

     (a) The agreement will be consistent with HCFA guidelines and will:

     (i) Require that the M+C  Organization  allocate  adequate space for use of the review organization  whenever it is conducting review activities and provide all  pertinent  data,  including  patient  care  data,  at the time  the  review
organization   needs   the  data  to  carry  out  the   reviews   and  make  its
determinations, and

     (ii)  Except  in the  case of  complaints  about  quality,  exclude  review activities that HCFA determines would duplicate review  activities  conducted as part of an accreditation process or as part of HCFA monitoring. [422.154(b)]

F. COMPLIANCE PLAN

     1. The M+C Organization agrees to implement a compliance plan in accordance with the requirements of Section 422.501(b)(vi). [422.501(b)(3)(vi)]

G.  COMPLIANCE  DEEMED  ON THE  BASIS  OF  ACCREDITATION:  HCFA may deem the M+C
Organization  to have met the quality  assessment  and  performance  improvement requirements of Section 422.152,  the  confidentiality  and accuracy of enrollee records requirements of Section 422.118, the anti-discrimination requirements of
Section  1852(b) of the Act,  the  access to  services  requirements  of Section
1852(d) of the Act,  the advance  directives  requirements  of Section  422.128, and/or the provider participation  requirements of Section 1852(j) of the Act if the M+C  Organization is fully accredited (and  periodically  reaccredited) by a
private,   national   accreditation   organization  approved  by  HCFA  and  the
accreditation  organization used the standards approved by HCFA for the purposes of assessing the M+C Organization's  compliance with Medicare requirements.  The provisions of Section 422.156 shall govern the M+C  Organization's use of deemed status to meet M+C program requirements.

                                   Article IV

                        HCFA Payment to M+C Organization

A. The M+C  Organization  agrees to develop its annual  adjusted  community rate
(ACR)  proposal  and  submit  to HCFA  all  required  information  on  premiums, benefits, and cost sharing by July 1 of each year, as required under 42 CFR 422, subpart G. [422.502(a)(10)]

B. Methodology.  HCFA agrees to pay the M+C Organization  under this contract in accordance  with the payment rules in subpart F of part 422. HCFA agrees to make monthly  payments  based on the  greatest of the blended  capitation  rate under
Section  422.252(a),  the minimum amount rate under Section  422.252(b),  or the minimum percentage increase rate under Section  422.252(c),  as adjusted by such demographic  risk  factors  as a  beneficiary's  age,  disability  status,  sex, institutional  status,  and such  factors  as HCFA  determines  appropriate  per
Section 422.250(a).  During contract year 2001, monthly capitation payments made by HCFA  to M+C  Organizations  shall  be  adjusted  by  both  the  above-stated
demographic  factors  and the  health  status  factors as  described  in Section
422.256(d).  The  health  status  factors  shall be based on the  collection  of encounter  data as  described in Section  422.257.  The  demographic  and health status  factors shall be combined to calculate  payment to the M+C  Organization according  to a  formula  stated  in HCFA's  Advance  Notice  of  Methodological
Changes,  published  in January of each year.  During  contract  year 2001,  the demographic  and  health  status  factors  shall be  combined  according  to the following ratios to calculate payment to the M+C organizations:  90% demographic
/ 10% health status. [422.502(a)(9)]

C. Certification of data that determine payment.

1. As a condition  for  receiving a monthly  payment  under  paragraph B of this article,  subpart  F of part 422,  the M+C  Organization  agrees  that its chief executive  officer  (CEO),  chief  financial  officer  (CFO),  or an  individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, must request payment under the contract on the
forms  attached  as  Attachment  A  (enrollment  certification),   Attachment  B
(encounter  data),  and  Attachment C (adjusted  community  rate (ACR)  proposal information certification), hereto which certify the accuracy, completeness, and truthfulness of the data identified on these attachments.  Attachment A requires certification  based on best  knowledge,  information,  and  belief,  that  each enrollee  for  whom  the M+C  Organization  is  requesting  payment  is  validly enrolled,  or was  validly  enrolled  during  the  period  for which  payment is requested, in an M+C plan offered by the M+C Organization.  The M+C Organization shall  submit  completed  enrollment  certification  forms to HCFA on a  monthly basis.  (NOTE:  The forms  included  as  attachments  to this  contract  are for reference only. HCFA will provide instructions for the completion and submission of the forms in separate documents. M+C Organizations should not take any action on the forms until appropriate HCFA instructions become available.)

2. The CEO or CFO of the M+C Organization,  or an individual  delegated with the authority to sign on behalf of one of these officers,  and who reports  directly to such  officer,  shall  make a  certification  on  Attachment  B based on best knowledge,  information, and belief that the encounter data the M+C Organization submits to HCFA under Section 422.257 are accurate,  complete, and truthful. The
M+C  Organization  shall  make  annual   certifications  of  encounter  data  on
Attachment  B and  according  to a schedule  to be  published  by HCFA.  If such encounter data are generated by a related entity,  contractor,  or subcontractor of  the  M+C  Organization,  such  entity,  contractor,  or  subcontractor  must similarly  certify the accuracy,  completeness,  and  truthfulness  of the data.
During contract year 2001, the M+C Organization  shall submit inpatient hospital data  and  physician  encounter  data to  HCFA on a  monthly  basis.  Also,  M+C
Organizations shall begin submitting on January 1, 2001 outpatient hospital data for  services  provided on or after  October 1, 2000.  HCFA shall use  inpatient hospital  encounter data to calculate payment to M+C Organizations and therefore
M+C  Organizations  shall  certify only  inpatient  hospital  encounter  data on
Attachment B. [422.502(l)]

3. The CEO or CFO of the M+C Organization,  or an individual  delegated with the authority to sign on behalf of one of these officers,  and who reports  directly to such  officer,  shall make an annual  certification  on Attachment C based on best knowledge,  information, and belief, that all information and documentation comprising the ACR proposal are accurate,  complete,  and truthful, and that the benefits  described in the  HCFA-approved  ACR  proposal  agree with the benefit package the M+C  Organization  will offer  during the period  covered by the ACR proposal. The M+C Organization must submit its ACR proposal(s) to HCFA by July 1 of each year. [422.502(m)]

                                    Article V

     M+C Organization Relationship with Related Entities, Contractors, and
Subcontractors

A.  Notwithstanding any relationship(s)  that the M+C Organization may have with related entities, contractors, or subcontractors, the M+C Organization maintains full responsibility for adhering to and otherwise fully complying with all terms and conditions of its contract with HCFA. [422.502(i)(1)]

B. The M+C Organization agrees to require all related entities,  contractors, or subcontractors to agree that--

     (1) HHS, the  Comptroller  General,  or their  designees  have the right to inspect, evaluate, and audit any pertinent contracts, books, documents,  papers, and  records  of  the  related  entity(s),  contractor(s),  or  subcontractor(s)
involving transactions related to the this contract; and

     (2) HHS's, the Comptroller General's, or their designee's right to inspect, evaluate, and audit any pertinent information for any particular contract period will exist  through 6 years from the final date of the  contract  period or from the date of completion of any audit, whichever is later. [422.502(i)(2)]

C. The M+C Organization  agrees that all contracts or written  arrangements into which the M+C Organization enters with providers, related entities, contractors, or subcontractors shall contain the following elements:

     (1) Enrollee protection provisions that provide--

     (a) Consistent with Article III(C),  arrangements  that prohibit  providers from  holding  an  enrollee  liable  for  payment of any fees that are the legal obligation of the M+C Organization; and

     (b)  Consistent  with Article  III(C),  provision for the  continuation  of benefits.

     (2) Accountability provisions that indicate that--

     (a)  The M+C  Organization  oversees  and is  accountable  to HCFA  for any functions or responsibilities that are described in these standards; and

     (b) The M+C  Organization  may only  delegate  activities or functions to a provider,  related entity,  contractor,  or subcontractor in a manner consistent with requirements set forth at paragraph D of this article.

     (3) A provision  requiring that any services or other activity performed by a related entity,  contractor or  subcontractor in accordance with a contract or written agreement between the related entity,  contractor,  or subcontractor and the M+C Organization  will be consistent and comply with the M+C  Organization's contractual obligations to HCFA. [422.502(i)(3)]

D. If any of the M+C Organization's  activities or  responsibilities  under this contract with HCFA are delegated to other  parties,  the following  requirements apply to any related entity, contractor, subcontractor, or provider:

     (1) Written  arrangements must specify  delegated  activities and reporting responsibilities.

     (2)  Written  arrangements  must  either  provide  for  revocation  of  the delegation  activities and reporting  requirements  or specify other remedies in instances  where HCFA or the M+C  Organization  determine that such parties have not performed satisfactorily.

     (3) Written  arrangements  must specify that the performance of the parties is monitored by the M+C Organization on an ongoing basis.

     (4) Written arrangements must specify that either--

     (a) The credentials of medical  professionals  affiliated with the party or parties will be either reviewed by the M+C Organization; or

     (b) The  credentialing  process  will be reviewed  and  approved by the M+C
Organization and the M+C Organization must audit the credentialing process on an ongoing basis.

     (5) All  contracts  or written  arrangements  must specify that the related entity,  contractor,  or subcontractor must comply with all applicable  Medicare laws, regulations, and HCFA instructions. [422.502(i)(4)]

E. If the M+C Organization delegates selection of the providers, contractors, or
subcontractors  to  another   organization,   the  M+C  Organization's   written
arrangements with that organization must state that the M+C Organization retains
the  right  to   approve,   suspend,   or   terminate   any  such   arrangement.
[422.502(i)(5)]

                                   Article VI

                              Records Requirements

A. MAINTENANCE OF RECORDS

1.  The  M+C  Organization  agrees  to  maintain  for 6  years  books,  records, documents, and other evidence of accounting procedures and practices that--

     (a) Are sufficient to do the following:

     (i) Accommodate  periodic auditing of the financial records (including data related to Medicare  utilization,  costs, and computation of the ACR) of the M+C
Organization.

     (ii)  Enable  HCFA  to  inspect  or   otherwise   evaluate   the   quality,
appropriateness and timeliness of services performed under the contract, and the facilities of the M+C Organization.

     (iii)  Enable  HCFA to audit and  inspect  any books and records of the M+C
Organization that pertain to the ability of the organization to bear the risk of potential  financial  losses,  or to services  performed  or  determinations  of amounts payable under the contract.

     (iv)  Properly  reflect all direct and indirect  costs claimed to have been incurred and used in the preparation of the ACR proposal.

     (v) Establish  component  rates of the ACR for  determining  additional and supplementary benefits.

     (vi) Determine the rates utilized in setting  premiums for State  insurance agency purposes and for other government and private purchasers; and

     (b) Include at least records of the following:

     (i) Ownership and operation of the M+C Organization's  financial,  medical, and other record keeping systems.

     (ii)  Financial  statements for the current  contract  period and six prior periods.

     (iii) Federal income tax or informational  returns for the current contract period and six prior periods.

     (iv) Asset acquisition, lease, sale, or other action.

     (v) Agreements, contracts, and subcontracts.

     (vi) Franchise, marketing, and management agreements.

     (vii)  Schedules  of  charges  for the M+C  Organization's  fee-for-service patients.

     (viii) Matters pertaining to costs of operations.

     (ix) Amounts of income received, by source and payment.

     (x) Cash flow statements.

     (xi) Any  financial  reports  filed with other  Federal  programs  or State authorities.
     [422.502(d)]

2.  Access  to  facilities  and  records.  The M+C  Organization  agrees  to the following:

     (a) The  Department of Health and Human  Services  (HHS),  the  Comptroller
General, or their designee may evaluate, through inspection or other means--

     (i) The quality,  appropriateness,  and timeliness of services furnished to
Medicare enrollees under the contract;

     (ii) The facilities of the M+C Organization; and

     (iii) The enrollment  and  disenrollment  records for the current  contract period and six prior periods.

     (b) HHS, the Comptroller  General, or their designees may audit,  evaluate, or inspect any books,  contracts,  medical records,  documents,  papers, patient care documentation,  and other records of the M+C Organization,  related entity, contractor,  subcontractor,  or its  transferee  that  pertain  to any aspect of services performed,  reconciliation of benefit liabilities, and determination of amounts  payable under the contract,  or as the Secretary may deem  necessary to enforce the contract.

     (c)  The  M+C  Organization  agrees  to make  available,  for the  purposes specified in section (A) of this article, its premises,  physical facilities and equipment,  records  relating  to its  Medicare  enrollees,  and any  additional relevant  information that HCFA may require,  in a manner that meets HCFA record maintenance requirements.

     (d) HHS, the Comptroller  General,  or their  designee's  right to inspect, evaluate,  and audit extends through 6 years from the final date of the contract period or completion of audit, whichever is later unless-

     (i) HCFA determines  there is a special need to retain a particular  record or group of records for a longer  period and  notifies the M+C  Organization  at least 30 days before the normal disposition date;

     (ii) There has been a  termination,  dispute,  or fraud or similar fault by the M+C  Organization,  in which case the  retention  may be extended to 6 years from the date of any resulting final resolution of the termination,  dispute, or fraud or similar fault; or

     (iii) HHS, the Comptroller  General, or their designee determine that there is a reasonable possibility of fraud, in which case they may inspect,  evaluate, and audit the M+C Organization at any time. [422.502(e)]

B. REPORTING REQUIREMENTS

1. The M+C Organization shall have an effective  procedure to develop,  compile, evaluate,  and report to HCFA, to its enrollees,  and to the general public,  at the times and in the  manner  that HCFA  requires,  and while  safeguarding  the
confidentiality  of  the  doctor-patient  relationship,   statistics  and  other
information as described in the remainder of this section (B). [422.516(a)]

2. The M+C Organization agrees to submit to HCFA certified financial information that must include the following:

     (a)  Such   information  as  HCFA  may  require   demonstrating   that  the
organization has a fiscally sound operation, including:

     (i) The cost of its operations;

     (ii) A  description,  submitted to HCFA annually and within 120 days of the end of the fiscal year,  of  significant  business  transactions  (as defined in
Section  422.500)  between the M+C  Organization and a party in interest showing that the costs of the transactions listed in paragraph (2)(a)(v) of this section do not exceed the costs that would be incurred if these  transactions  were with someone who is not a party in interest; or

     (iii)  If they do  exceed,  a  justification  that  the  higher  costs  are consistent with prudent management and fiscal soundness requirements.

     (iv) A combined financial statement for the M+C Organization and a party in interest if either of the following conditions is met:

     (aa)  Thirty-five  percent  or more of the  costs of  operation  of the M+C
Organization go to a party in interest.

     (bb)  Thirty-five  percent or more of the revenue of a party in interest is from the M+C Organization. [422.516(b)]

     (v) Requirements for combined financial statements.

     (aa) The combined  financial  statements  required by paragraph  (2)(a)(iv)
must  display  in  separate  columns  the  financial  information  for  the  M+C
Organization and each of the parties in interest.

     (bb)  Inter-entity  transactions  must be  eliminated  in the  consolidated column.

     (cc) The statements  must have been examined by an  independent  auditor in accordance  with  generally  accepted  accounting  principles  and must  include appropriate opinions and notes.

     (dd) Upon  written  request from the M+C  Organization  showing good cause,
HCFA may  waive  the  requirement  that the  organization's  combined  financial statement include the financial information required in paragraph (2)(a)(v) with respect to a particular entity. [422.516(c)]

     (vi) A description of any loans or other special financial arrangements the
M+C Organization makes with contractors, subcontractors, and related entities.

     (b) Such  information  as HCFA may require  pertaining to the disclosure of ownership and control of the M+C Organization. [422.502(f)(1)(ii)]

     (c) Patterns of utilization of the M+C Organization's services.

3. The M+C Organization agrees to participate in surveys required by HCFA and to submit to HCFA all  information  that is necessary  for HCFA to  administer  and evaluate the program and to  simultaneously  establish and  facilitate a process for current  and  prospective  beneficiaries  to  exercise  choice in  obtaining
Medicare services. This information includes, but is not limited to:

     (a) The benefits covered under the M+C plan;

     (b) The M+C monthly basic beneficiary premium and M+C monthly  supplemental beneficiary premium, if any, for the plan.

     (c) The service area and  continuation  area,  if any, of each plan and the enrollment capacity of each plan;

     (d) Plan quality and performance indicators for the benefits under the plan including --

     (i) Disenrollment rates for Medicare enrollees electing to receive benefits through the plan for the previous 2 years;

     (ii) Information on Medicare enrollee satisfaction;

     (iii) The patterns of utilization of plan services;

     (iv) The  availability,  accessibility,  and  acceptability  of the  plan's services;

     (v) Information on health outcomes and other performance  measures required by HCFA;

     (vi) The recent record regarding  compliance of the plan with  requirements of this part, as determined by HCFA; and

     (vii)  Other  information  determined  by HCFA to be  necessary  to  assist beneficiaries  in  making an  informed  choice  among M+C plans and  traditional
Medicare;

     (e) Information about beneficiary appeals and their disposition;

     (f) Information regarding all formal actions,  reviews,  findings, or other similar actions by States,  other regulatory  bodies, or any other certifying or accrediting organization;

     (g) Any other information  deemed necessary by HCFA for the  administration or evaluation of the Medicare program. [422.502(f)(2)]

4. The M+C Organization  agrees to provide to its enrollees and upon request, to any  individual  eligible to elect an M+C plan, all  informational  requirements under Section 422.64 and, upon an enrollee's,  request, the financial disclosure information required under Section 422.516. [422.502(f)(3)]

5. Reporting and disclosure under ERISA.

     (a)  For  any  employees'   health  benefits  plan  that  includes  an  M+C
Organization in its offerings,  the M+C Organization must furnish, upon request, the  information  the  plan  needs  to  fulfill  its  reporting  and  disclosure obligations (with respect to the M+C Organization) under the Employee Retirement
Income Security Act of 1974 (ERISA).

     (b) The M+C  Organization  must furnish the  information to the employer or
the  employer's   designee,   or  to  the  plan   administrator,   as  the  term
"administrator" is defined in ERISA. [422.516(d)]

6.  Electronic  communication.  The M+C  Organization  must have the capacity to communicate with HCFA electronically. [422.502(b)]

7. Encounter data. The M+C  Organization  agrees to comply with the requirements in Section 422.257 for submitting encounter data to HCFA. [422.502(a)(8)]

                                   Article VII

                           Renewal of the M+C Contract

A. Renewal of contract:  In  accordance  with Section  422.506,  the contract is renewable annually only if-

     (1) HCFA informs the M+C Organization that it authorizes a renewal; and

     (2) The M+C Organization has not provided HCFA with a notice of intention not to renew.
[422.504(c)]

B. Nonrenewal of contract:

     (1) Nonrenewal by the Organization.

     (a) In accordance with Section 422.506,  the M+C Organization may elect not to renew its  contract  with HCFA as of the end of the term of the  contract for any  reason,  provided  it  meets  the time  frames  for  doing so set  forth in paragraphs (b) and (c) of this paragraph.

     (b) If the M+C Organization does not intend to renew its contract,  it must notify--

     (i) HCFA in writing, by July 1 of the year in which the contract would end;

     (ii) Each Medicare enrollee,  at least 90 days before the date on which the nonrenewal is effective.  This notice must include a written  description of all alternatives  available for obtaining  Medicare services within the service area of the M+C plans that the M+C  Organization  offers,  including  alternative M+C plans, original Medicare, and Medigap options and must receive HCFA approval.

     (iii) The  general  public,  at least 90 days before the end of the current calendar year, by publishing a HCFA-approved notice in one or more newspapers of general circulation in each community located in the M+C Organization's  service area.

     (c) HCFA may accept a nonrenewal notice submitted after July 1 if --

     (i) The M+C Organization  notifies its Medicare enrollees and the public in accordance with paragraph (1)(b)(ii) and (1)(b)(iii) of this section; and

     (ii)  Acceptance  is not  inconsistent  with the  effective  and  efficient administration of the Medicare program.

     (d) If the M+C Organization  does not renew a contract under this paragraph
(1), HCFA will not enter into a contract with the  Organization for 2 years from the date of contract  separation  unless  there are special  circumstances  that warrant special  consideration,  as determined by HCFA. This provision shall not apply when  statutory or regulatory  changes are made to the M+C program  within six (6)  months  of the M+C  Organization's  notice  of  withdrawal  that  would increase  payments  for the  service  area from which the M+C  Organization  had withdrawn. [422.506(a)]

     (2) HCFA decision not to renew.

     (a) HCFA may elect not to  authorize  renewal of a contract  for any of the following reasons:

     i) The M+C  Organization  has not fully  implemented  or shown  discernable progress in implementing quality assessment and performance improvement projects as defined in Article III, section (E)(2) of this contract.

     (ii) The M+C Organization's level of enrollment,  growth in enrollment,  or insufficient  number of  contracted  providers is determined by HCFA to threaten the viability of the  organization  under the M+C program and or be an indicator of beneficiary dissatisfaction with the M+C plan(s) offered by the organization.

     (iii) For any of the reasons  listed in Section  422.510(a)  [Article VIII, section  (B)(1)(a) of this contract],  which would also permit HCFA to terminate the contract.

     (iv)  The  M+C  Organization  has  committed  any of the  acts  in  Section
422.752(a) that would support the imposition of intermediate  sanctions or civil money penalties under subpart O of part 422.

     (b) Notice.  HCFA shall provide notice of its decision whether to authorize renewal of the contract as follows:

     (i) To the M+C Organization by May 1 of the contract year.

     (ii) To the M+C Organization's Medicare enrollees by mail at least 90 days before the end of the current calendar year.

     (iii) To the general  public at least 90 days before the end of the current calendar  year,  by  publishing  a notice in one or more  newspapers  of general circulation  in each  community  or  county  located  in the M+C  Organization's service area.

     (c) Notice of appeal rights.  HCFA shall give the M+C Organization  written notice  of its  right  to  reconsideration  of the  decision  not  to  renew  in accordance with Section 422.644. [422.506(b)]

                                  Article VIII

                   Modification or Termination of the Contract

A. Modification or Termination of Contract by Mutual Consent

1. This  contract may be modified or  terminated  at any time by written  mutual consent.

     (a) If the contract is terminated by mutual consent,  except as provided in section  (B)(1)(c) of this article,  the M+C Organization must provide notice to
its  Medicare   enrollees  and  the  general   public  as  provided  in  Section
422.512(b)(2) and (b)(3) [Article VIII, section B(2)(b) of this contract].

     (b) If the  contract is modified by mutual  consent,  the M+C  Organization must notify its  Medicare  enrollees  of any changes  that HCFA  determines  are appropriate for notification within time frames specified by HCFA.

2. If this  contract  is  terminated  by mutual  consent  and  replaced  the day following such  termination by a new M+C contract,  the M+C  Organization is not required to provide the notice specified in section B of this article. [422.508]

B. Termination of the Contract by HCFA or the M+C Organization

1. Termination by HCFA.

     (a) HCFA may terminate a contract for any of the following reasons:

     (i) The M+C Organization has failed substantially to carry out the terms of its contract with HCFA.

     (ii) The M+C  Organization  is  carrying  out its  contract  with HCFA in a manner that is inconsistent  with the effective and efficient  implementation of this part.

     (iii)  HCFA  determines  that the M+C  Organization  no  longer  meets  the requirements of this part for being a contracting organization.

     (iv) The M+C Organization  commits or participates in fraudulent or abusive activities  affecting the Medicare program,  including  submission of fraudulent data.

     (v) The M+C Organization  experiences financial difficulties so severe that its ability to make necessary health services available is impaired to the point of posing an  imminent  and  serious  risk to the  health of its  enrollees,  or otherwise  fails to make  services  available  to the extent that such a risk to health exists.

     (vi)  The  M+C  Organization   substantially   fails  to  comply  with  the
requirements in subpart M of this part relating to grievances and appeals.

     (vii) The M+C Organization  fails to provide HCFA with valid encounter data as required under Section 422.257.

     (viii)  The M+C  Organization  fails to  implement  an  acceptable  quality assessment and  performance  improvement  program as required under subpart D of part 422.

     (ix) The M+C  Organization  substantially  fails to comply  with the prompt payment requirements in Section 422.520.

     (x) The M+C  Organization  substantially  fails to comply  with the service access requirements in Section 422.112 or Section 422.114.

     (xi) The M+C Organization  fails to comply with the requirements of Section
422.208 regarding physician incentive plans.

     (b) Notice.  If HCFA decides to terminate a contract for reasons other than the grounds  specified in section  (B)(1)(a)  above,  it will give notice of the termination as follows:

     (i) HCFA will  notify the M+C  Organization  in writing 90 days  before the intended date of the termination.

     (ii)  The M+C  Organization  will  notify  its  Medicare  enrollees  of the termination  by  mail  at  least  30  days  before  the  effective  date  of the termination.

     (iii)  The  M+C  Organization   will  notify  the  general  public  of  the
termination  at least 30 days before the effective  date of the  termination  by publishing a notice in one or more  newspapers  of general  circulation  in each community or county located in the M+C Organization's service area.

     (c) Immediate termination of contract by HCFA.

     (i)  For   terminations   based  on  violations   prescribed  in  paragraph
(B)(1)(a)(v) of this article,  HCFA will notify the M+C  Organization in writing that its  contract has been  terminated  effective  the date of the  termination decision by HCFA. If termination is effective in the middle of a month, HCFA has the right to recover the prorated share of the  capitation  payments made to the
M+C  Organization  covering  the  period of the  month  following  the  contract termination.

     (ii) HCFA will notify the M+C Organization's  Medicare enrollees in writing of HCFA's  decision to terminate the M+C  Organization's  contract.  This notice will occur no later than 30 days after HCFA notifies the plan of its decision to terminate this contract.  HCFA will simultaneously inform the Medicare enrollees of alternative  options for obtaining Medicare services,  including  alternative
M+C Organizations in a similar geographic area and original Medicare.

     (iii) HCFA will notify the general public of the  termination no later than
30 days after  notifying the M+C  Organization  of HCFA's  decision to terminate this  contract.  This  notice will be  published  in one or more  newspapers  of
general   circulation   in  each   community  or  county   located  in  the  M+C
Organization's service area.

     (d) Corrective action plan

     (i)  General.  Before  terminating  a contract  for reasons  other than the grounds specified in section (B)(1)(a)(v) of this article, HCFA will provide the
M+C  Organization  with  reasonable  opportunity,  not  to  exceed  time  frames specified  at subpart N of part 422, to develop and receive  HCFA  approval of a corrective  action  plan to correct the  deficiencies  that are the basis of the proposed termination.

     (ii) Exception.  If a contract is terminated under section  (B)(1)(a)(v) of this article,  the M+C  Organization  will not have the  opportunity to submit a corrective action plan.

     (e) Appeal rights. If HCFA decides to terminate this contract, it will send written notice to the M+C  Organization  informing it of its termination  appeal rights in accordance with subpart N of part 422. [422.510]

2. Termination by the M+C Organization

     (a)  Cause  for  termination.  The  M+C  Organization  may  terminate  this contract:

     (i) if HCFA fails to substantially carry out the terms of the contract, or

     (ii) if HCFA has not  approved  by  September  30,  2000  the ACR  proposal submitted by the M+C Organization, and the revisions to the ACR required by HCFA represent a material change to the proposal which would significantly affect the
M+C Organization's  ability to operate an M+C plan in a financially  responsible manner.

     (b) Notice. The M+C Organization must give advance notice as follows:

     (i) To HCFA, at least 90 days before the intended date of termination. This notice must specify the reasons why the M+C Organization is requesting  contract termination.

     (ii) To its  Medicare  enrollees,  at least 60 days before the  termination effective date.  This notice must include a written  description of alternatives available for obtaining  Medicare  services  within the service area,  including alternative M+C plans,  Medigap options,  and original Medicare and must receive
HCFA approval.

     (iii)  To the  general  public  at  least 60 days  before  the  termination effective date by publishing a HCFA-approved notice in one or more newspapers of
general   circulation   in  each   community  or  county   located  in  the  M+C
Organization's geographic area.

     (c) Effective date of  termination.  The effective date of the  termination will be  determined  by HCFA and will be at least 90 days  after  the date  HCFA receives the M+C Organization's notice of intent to terminate.

     (d) HCFA's liability.  HCFA's liability for payment to the M+C Organization ends as of the  first  day of the  month  after  the last  month  for  which the contract is in effect,  but HCFA shall make  payments  for amounts owed prior to termination but not yet paid.

     (e) Effect of termination by the organization.  HCFA will not enter into an agreement with the M+C  Organization for a period of two years from the date the
Organization has terminated this contract,  unless there are circumstances  that warrant special consideration, as determined by HCFA. [422.512]

                                   Article IX

                   Requirements of Other Laws and Regulations

A. The M+C Organization agrees to comply with--

     (1) Title VI of the Civil Rights Act of 1964 as implemented by regulations at 45 CFR part 84;

     (2) The Age Discrimination Act of 1975 as implemented by regulations at 45
CFR part 91;

     (3) The Americans With Disabilities Act;

     (4) The Rehabilitation Act of 1973 and

     (5) Other laws applicable to recipients of Federal funds; and

     (6) All other applicable laws, regulations, and rules.
     [422.502(h)(1)]

B. The M+C Organization is receiving  Federal payments under this contract,  and related entities,  contractors,  and subcontractors paid by the M+C Organization to fulfill its obligations  under this contract are subject to certain laws that are  applicable to individuals  and entities  receiving  Federal funds.  The M+C
Organization   agrees  to  inform  all   related   entities,   contractors   and
subcontractors  that payments  that they receive are, in whole or in part,  from
Federal funds. [422.502(h)(2)]

C.  In the  event  that  any  provision  of this  contract  conflicts  with  the provisions of any statute or regulation  applicable to an M+C Organization,  the provisions  of the  statute or  regulation  shall  have full  force and  effect.
[422.502(j)]

                                    Article X

                                  Severability

The M+C  Organization  agrees that, upon HCFA's  request,  this contract will be amended to exclude any M+C plan or State-licensed  entity specified by HCFA, and a separate contract for any such excluded plan or entity will be deemed to be in place when such a request is made. [422.502(k)]

In witness whereof, the parties hereby execute this contract.

FOR THE M+C ORGANIZATION

------------------------------------    ------------------------------------
          Printed Name                  Title

------------------------------------    ------------------------------------
           Signature                              Date

------------------------------------    ------------------------------------
         Organization

                                        ------------------------------------
                                                  Address

FOR THE HEALTH CARE FINANCING ADMINISTRATION

------------------------------------          ------------------------------
Gary A. Bailey                          Date
Director, Health Plan Administration Group
Center for Health Plans and
Providers